NuOASIS GAMING, INC.
                        (Formerly E.N. PHILLIPS COMPANY)
                             2 Park Plaza, Suite 470
                            Irvine, California 92614

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                  (to be held on Wednesday, February 26, 1997)

To the Stockholders of NuOasis Gaming, Inc. (formerly E.N. Phillips Company):

         The Annual Meeting of Stockholders of NuOasis Gaming, Inc. (formerly E.N. Phillips Company), a Delaware corporation (the "Company"), will be held at the Hyatt Regency Hotel, 17900 Jamboree Road, Irvine, California 92614, on February 26, 1997, at 9:30 A.M.

         At the Annual Meeting, stockholders will be asked:

          1. To consider and act upon a proposal to amend the Company's Certificate of Incorporation to increase the number of authorized shares of $.01 par value common stock to Three Hundred Thirty Three Million; and

          2. To consider and act upon a proposal to sell the Company's wholly-owned subsidiary Casino Management of America, Inc., a Utah corporation, ("CMA").

          3. To elect five (5) directors to serve as the Board of Directors until the next Annual Meeting of Stockholders and until their respective successors have been elected and qualified; and

          4. To transact such other business as may properly come before the meeting or any adjournments and postponements thereof.

         The discussion of the proposals set forth above is intended only as a summary, and is qualified in its entirety by the information relating to the proposals set forth in the accompanying Proxy Statement.

         The Board of Directors has fixed the close of business on December 31, 1996 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only holders of the Company's voting securities at the close of business on the record date are entitled to vote at the Annual Meeting.

         ACCOMPANYING THIS NOTICE ARE A PROXY AND A PROXY STATEMENT. IF YOU WILL NOT BE ABLE TO ATTEND THE MEETING TO VOTE IN PERSON, PLEASE SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.


                                        By Order of the Board of Directors

                                        /s/  John D. Desbrow
                                        --------------------------------------
                                             John D. Desbrow
                                             Secretary

Irvine, California

                                                     [NUOGAM\MIN:97ANSTM1.CLN]-4

January 14, 1997

                              NuOASIS GAMING, INC.
                        (Formerly E.N. PHILLIPS COMPANY)
                             2 Park Plaza, Suite 470
                                Irvine, CA 92614

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                   to be held on Wednesday, February 26, 1997



Introduction

         This Proxy Statement is being furnished to the holders of the Common Stock, par value $.01 per share ("Common"), 14% Cumulative Convertible Preferred Stock, par value $.01 per share ("14% Preferred"), the Series B Preferred Stock (the "B Preferred"), of NuOasis Gaming, Inc., a Delaware corporation ("NuOasis" or the "Company"), in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Hyatt Regency Hotel, 17900 Jamboree Road, Irvine, California, on Wednesday, February 26, 1997, at 9:30 a.m. Pacific Standard Time, and any postponement or adjournment thereof. The approximate date when this Proxy Statement and form of Proxy are first being sent to stockholders is January 20, 1997.

Matters to be Considered

         The following matters will be acted on at the Annual Meeting:

          1. Adoption of an Amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of $.01 par value common stock to Three Hundred Thirty Three Million; and

          2. Approval of the sale of the Company's wholly-owned subsidiary, Casino Management of America Inc., a Utah Corporation ("CMA");

          3. Election of five (5) directors to serve as the Board of Directors until the next Annual Meeting of Stockholders and until their successors have been elected and qualified the next Annual Meeting of stockholders; and

          4. Transaction of such other business as may properly come before the meeting or any adjournments and postponements thereof.

Voting Securities and Voting Rights

         Only  shareholders  of record on December 31, 1996,  or their  proxies,
will  be  entitled  to  vote  at  the  Annual  Meeting  of   stockholders.   The
warrantholders and/or optionholders are not entitled to vote at the meeting.


                                                     [NUOGAM\MIN:97ANSTM1.CLN]-4

         As of December 31, 1996, the Company had 30,000,000 shares of $.01 par value Common outstanding, each of which has one (1) vote per share outstanding, 170,000 shares of 14% Preferred outstanding, each of which has one (1) vote per share, and 250,000 shares of Series B Preferred outstanding, each of which has seventy-eight (78) votes per share, which together represent all of the outstanding voting securities of the Company.

         One-third of the outstanding shares entitled to vote must be represented at the Annual Meeting in person or by proxy to constitute a quorum for the transaction of business. All shares are entitled to one vote per share, with the exception of the Series B Preferred which has seventy-eight (78) votes per share. In the election of directors, each share of stock is entitled to one vote for a nominee for each director position. The Company does not have cumulative voting. A shareholders' list will be available for examination by shareholders at the Annual Meeting.

Voting Procedure

         The shares represented by each properly executed proxy returned to NuOasis will be voted at the Annual Meeting as indicated on the proxy. If no instructions are given, the person authorized by the proxy will vote for the election of the director nominees named in this Proxy Statement at the Annual Meeting, in favor of the approval of the proposed Amendment to the Certificate of Incorporation and in favor of the sale of Casino Management of America, Inc. Any person giving a proxy has the right to revoke it at any time before it is exercised (1) by filing with the Secretary of NuOasis a duly signed revocation or proxy bearing a later date or (2) by voting in person at the Annual Meeting.

         The Board of Directors is not aware of any matters other than those set forth above which may come before the Annual Meeting. If any other matters are properly presented to the meeting for action, unless contrary instructions are given, the person named in the enclosed form of proxy and acting thereunder have the power to vote in accordance with their best judgment on such matters.

         Directors of the Company will be elected by a plurality vote of the outstanding shares of voting securities present and entitled to vote at the meeting. Pursuant to ss.242(b)(1) of the Delaware General Corporation Law, approval of the Amendment to the Company's Certificate of Incorporation to increase the authorized common shares will require the affirmative vote of a majority of the class of outstanding common stock present in person or represented by proxy at the meeting voting separately as a class as well as a majority of the shares of NuOasis voting securities present in person or represented by proxy at the meeting. Nona Morelli's II, Inc. ("Nona") intends to vote in favor of the election of five directors including Mr. Luke and for approval of the proposals to be voted upon at the meeting. Nona controls 39.39% of the voting securities outstanding on the Record Date. The Secretary of the Company intends to vote his shares of common stock representing .194% of the voting securities outstanding on the Record Date in favor of the election of five directors including Mr. Luke and for approval of the proposals to be voted upon at the meeting.

         If a proxy is marked with instructions to withhold authority to vote for one or more director nominees or to abstain from voting on any matter, those shares will be treated as represented at the meeting and entitled to vote in determining whether a quorum is present. In other matters where approval is required by a majority of shares outstanding or represented at the meeting, abstentions from voting on a matter will have the effect of a vote against the matter.


                                                     [NUOGAM\MIN:97ANSTM1.CLN]-4

         Abstentions and broker non-votes (where a broker or other record holder submits a proxy but does not have authority to vote a customer's shares) will be considered present for purposes of establishing a quorum. Under applicable Delaware law, a broker non-vote will have the effect of a vote against the proposals being considered.

Solicitation of Proxies

         The proxies are solicited by the Board of Directors. Solicitation of proxies may be made by officers, directors and employees of the Company in person, by telephone, facsimile transmission or by mail. In addition, brokers, banks and other nominee holders will be reimbursed for expenses they incur in forwarding proxy materials to and obtaining voting instructions from beneficial owners of the Company's common stock. The cost of solicitation of proxies will be borne by the Company.

Security Ownership of Certain Principal Stockholders

         The following tables set forth the number of shares of Common Stock, Series B Preferred Stock, 14% Cumulative Preferred Stock of the Company beneficially owned as of December 31, 1996, by (I) each person (including any "Group" as that term is defined in Section 13 (d)(3) of the Securities Exchange Act of 1934) who beneficially owns more than 5% of any class of voting securities (i.e. the Common, 14% Cumulative Preferred or the Series B Preferred)
(ii) each of the officers or directors of the Company who beneficially owns any shares of Common, 14% Preferred, or Series B Preferred and (iii) all directors and officers of the Company as a group.

                                                     [NUOGAM\MIN:97ANSTM1.CLN]-4


                                            Shares of
                                            Common Stock                         Number and Percent of
Name and Address of                         Beneficially                         Class if Proposal
Beneficial Owners(1)                        Owned(2)                             No. 1 is Approved(3)
------------------------                    -------------------                  -------------------------------------------
                                            Number   Percentage                  Number                      Percentage
                                            ------   ----------                  ------                      ----------

Nona Morelli's II, Inc.                     0           -                        31,500,000(4)                51.22%

Joseph Monterosso                           0           -                        19,500,000(5)                39.39%
550 15th Street
San Francisco, CA 94103

Structure America, Inc.                     0           -                         2,000,000(6)                6.25%
550 N. Jefferson
Loveland, CO  80537
NuVen Advisors, Inc.                        0           -                         2,000,000(7)                6.25%
Officers and
Directors
Fred G. Luke                                0           -                            681,176                  2.22%

John D. Desbrow                             96,250    .32%                           371,250                  1.22%

Steven H. Dong                              0           -                            275,000                  .91%

All directors and                           96,250    .32%                         1,327,426                  4.23%
 executive
 officers as a
 group (3 persons)



                                            Shares of Series                     Number and Percent of
Name and Address of                         B Preferred Stock                    Class if Proposal
Beneficial Owner(1)                         Beneficially Owned                   No. 1 is approved(3)
--------------------                        --------------------                 --------------------
                                            Number    Percentage                 Number     Percentage
                                            ------    ----------                 ------     ----------

Nona Morelli's II, Inc.                     250,000        100%                  250,000       100%


Joseph Monterosso(5)                        250,000        100%                  250,000       100%
550 15th Street
San Francisco, CA 94103


                                                     [NUOGAM\MIN:97ANSTM1.CLN]-4


                                            Shares of 14%
                                            Cumulative Preferred                 Number and Percent of
Name and Address of                         Stock Beneficially                   Class if Proposal
Beneficial Owner(1)                         Owned                                No.1 is Approved(3)
----------------------------                ---------------------                ---------------------
                                            Number   Percentage                  Number                  Percentage
                                            ------   ------------                ------                  ----------

Raymond C. Kitely                           30,000   17.6%                       30,000                   17.6%
 20079 Glen Arbor
  Court
 Saratoga, CA  95070

Eli Moshe                                   10,000    5.9%                       10,000                    5.9%
 110 S. Sweetzer,
 No. 301
 Los Angeles, CA
  90048

Walter K. Theis,                            20,000   11.8%                       20,000                   11.8%
 M.D.
 1200 Corsica Drive
 Pacific Palisades,
  CA  90272

David Seror,
 Chapter 7 Trustee
 for the Estate of
 David A. Paletz                            77,500   45.6%                       77,500                  45.6%
 221 N. Figueroa
  St., Room 800
 Los Angeles, CA
  90012

Neil Miller                                 15,000    8.8%                       15,000                  8.8%
 2790 Forrester
  Drive
 Los Angeles, CA
  90064

David Sheetrit                              10,000    5.9%                       10,000                  5.9%
 c/o Moshe Shram
 929 East Fourteenth
  Street
 Los Angeles, CA
  90021
------------------------------------------  ------------------------------------ ----------------------  -------------------

(1) The address of Nona Morelli's II, Inc., NuVen Advisors, Inc. and each executive officer and Director is c/o NuOasis Gaming, Inc. 2 Park Plaza, Suite 470 Irvine, Ca 92614. With the exception of Joseph Monterosso, each stockholder listed in these tables possesses sole voting and investment power with respect to the shares listed opposite the holder's name.

                                                     [NUOGAM\MIN:97ANSTM1.CLN]-4

(2) Excludes common shares underlying convertible securities, options or warrants that are presently held but not currently exercisable because the Company's authorized capital is insufficient.

(3) Percentage ownership amounts under the Approval of Proposal No. 1 column are computed for each holder assuming that convertible securities, options and warrants held by such holder that are exercisable within 60 days are exercised. The effect of options and warrants of other holders are excluded from each holder's percentage computation.

(4) Assumes conversion of Series B Preferred shares into 19,500,000 shares of Common Stock and 12,000,000 shares of Common stock which may be issued to Nona on exercise of New Class D Warrants.

(5) Nona has granted Joseph Monterosso an option to acquire the 250,000 shares of Series B Preferred Stock. The table presents the effect of the exercise of such option by Mr. Monterosso. The table presents both Nona and Mr. Monterosso as beneficial owners of the same 250,000 shares of Series B Preferred stock.

(6) On February 29, 1996, Structure America, Inc. received contingent contractual rights for 1,000,000 shares for services to be rendered and an option to purchase 1,000,000 shares at $.12 per share. Under Rule 13d-3(d)(1)(c) Structure America, Inc. is deemed the beneficial owner of 2,000,000 shares even though the shares are not outstanding.

(7) The Luke Family Trust (the "Luke Trust") owns 93% of NuVen Advisors, formerly New World. Fred G. Luke, as Co-Trustee of the Luke Trust determines the voting of such shares and, as a result, may be deemed to control the Luke Trust. Under Rule 13d-3(d)(1)(c) NuVen Advisors, Inc. is deemed the beneficial owner of 2,000,000 shares subject to an outstanding option even though the option has not been exercised and the shares are not outstanding.

                                                     [NUOGAM\MIN:97ANSTM1.CLN]-4

Historical Financial Information on the Company

         The following selected financial data shows balance sheet and operating information for the Company for the years 1990 through September 30, 1996. This data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements and Notes included in the Annual Report on Form 10-KSB/A filed by the Company for the fiscal year ended June 30, 1996, and on Form 10-QSB for the quarter ended September 30, 1996, respectively, copies of which accompany this Proxy Statement.

         In October 1994, Ba-Mak Gaming International, Inc. ("Ba-Mak"), a wholly-owned subsidiary of the Company, filed for protection under Chapter 11 of the U.S. Bankruptcy Code in the Eastern District of Louisiana. While under the protection of Chapter 11, Ba-Mak continued to operate as a charitable bingo route operator in Louisiana as Debtor-in-Possession. It was management's objective to reorganize Ba-Mak's debt under Chapter 11 and fully continue its gaming operations. Accordingly, Ba-Mak was accounted for as a continuing operation during this period.

         On April 20, 1995, upon motion from the United States Trustee, an order converting the case to Chapter 7 was issued and a Chapter 7 Trustee was appointed. The Trustee took possession of Ba-Mak's assets and liquidated such assets for the benefit of Ba-Mak's bankruptcy estate. As such, all gaming operations of Ba-Mak ceased and accordingly, Ba-Mak has been accounted for as a disposition of an investment which resulted in (1) the write-off of $1,056,978 and $1,415,050 of total assets and liabilities, respectively; and (b) a net loss on disposal of investment in the amount of approximately $140,949. Fiscal year 1995 gaming revenues include approximately $884,000 in Ba-Mak revenues which will not be recurring in future fiscal years.

         Since April 1995 the Chapter 7 Trustee has liquidated Ba-Mak's assets for the benefit of Ba-Mak's bankruptcy estate. All but 35 of the video bingo machines were returned to the machine vendor in satisfaction of its claim under the Louisiana vendor's lien statute. The remaining 35 machines and Ba- Mak's office equipment were sold by the Trustee. The Company has filed a Proof of Claim with the Bankruptcy Court for the intercompany advances made to Ba-Mak. As of the date of this Proxy Statement, the Trustee's administration of the bankruptcy estate is ongoing. In February 1996, the Trustee applied to the bankruptcy court for authority to make an interim distribution in the amount of $70,750 consisting of $67,168 to Chapter 11 Administrative Creditors, $750 to the Office of the U.S. Trustee and $2,831 to the Trustee for interim compensation and expenses payable to the Trustee. Since the interim distribution is expected to exhaust the estate and since the Company's claim is not included in the Trustee's interim distribution list, the Company does not anticipate receiving any sums on its Claim.

         Total revenues and cost of gaming during fiscal 1994 from Ba-Mak in the amounts of $2.2 Million for fiscal 1994 and $1.9 Million, respectively, are not expected to recur in future years due to Ba-Mak's Chapter 7 bankruptcy and therefore the Company's historical financial information is not indicative of the Company's future financial condition.

                                                     [NUOGAM\MIN:97ANSTM1.CLN]-4


                  3 Months       9 Months
                  Ended          Ended
                  September      June 30,
                  30, 1996       1996                               Years Ended September 30,
                 (Unaudited)(5)  (Audited)                                 (Audited)
                 --------------  ----------  --------------------------------------------------------------------------------------
Operating Data:                                 1995(5)        1994(4)        1993            1992           1991           1990
                                             ------------   ------------   -----------   ------------   ------------   ------------

 Revenues from
  continuing
  operations(1)     $        -   $       -   $   884,077    $ 2,252,699    $   82,137    $    75,415    $   107,607    $   171,112

 Loss from
  continuing
  operations          (189,067)   (797,140)   (1,096,705)    (4,657,456)     (813,501)    (1,009,914)    (1,060,200)      (691,392)
 Loss from
  discontinued
  operations(2)              -           -             -              -        (5,986)       (18,600)    (1,292,102)      (409,664)
 Net loss             (189,067)   (797,140)   (1,096,705)    (4,657,456)     (819,487)     1,028,514)    (2,352,302)    (1,101,056)

 Net loss
  applicable
  to common           (189,067)   (814,990)   (1,120,505)    (4,564,681)     (850,637)    (1,086,614)    (2,457,302)    (1,206,056)
  stock(3)
 Net loss per
  common
  share(3):
  Continuing
   operations       $     (.01)  $    (.03)  $      (.04)    $     (.23)   $     (.06)   $      (.12)   $      (.18)   $      (.16)

  Discontinued
   operations       $        -   $       -   $         -     $        -    $        -    $        --    $      (.20)   $      (.09)

 Weighted
  average
  number of
  common shares
  outstanding        30,000,000    29,057,660  23,785,550     19,755,113    12,716,027     8,733,158      6,392,200      4,875,161




                  3 Months         9 Months
                  Ended            Ended
                  September        June 30,
                  30, 1996         1996                              Years Ended September 30,
                 (Unaudited)(5)   (Audited)                                 (Audited)
                    -----------   ----------  --------------------------------------------------------------------------------------
Operating Data:                                 1995(5)        1994(4)        1993            1992           1991           1990
                                              ------------   ------------   -----------   ------------   ------------   ------------

BalanceSheet
Data:

Working capital
(Deficit)           $ (837,612)   $(769,012)  $  (580,103)    $ (410,547)   $  277,142    $  (323,077)   $   200,638    $   131,745

 Total assets       $    2,022    $      84   $   328,732     $2,859,550    $2,889,096    $ 1,152,682    $ 1,635,716    $ 2,532,049

 Long-term
  debt              $        -    $       -   $         -     $        -    $  804,102    $   821,221    $   876,194    $   910,081
Total
liabilities         $  839,634    $ 769,096   $   631,555     $  906,723    $1,551,581    $ 1,148,914    $ 1,180,004    $ 1,572,675

Stockholders'
 Equity
(Deficiency)        $ (837,612)   $(769,012)  $  (302,824)    $1,952,827    $1,337,515    $     3,768    $   455,712    $   959,374


(1) Includes revenues from gaming operations of $7,685 in fiscal 1993. Operations of electronic video bingo machines did not commence until September, 1993.

(2) The Company discontinued its health screening center operations effective September 30, 1991.

(3) The Company has paid no dividends on its common stock. Dividends in arrears on the Company's 14% Preferred Stock aggregated $116,575 and $92,775 at September 30, 1995 and 1994, respectively.

(4) On January 29, 1996, the Texas State Board of Public Accountancy made a determination that the firm of C. Williams & Associates, P.C. was not properly licensed to practice public accounting in Texas, retroactive back to March 2, 1995.

     The firm of C. Williams & Associates, P.C. performed an audit of the Company's financial statements for the year ended September 30, 1994 and issued its report on that audit on February 5, 1995, which is prior to the revocation of Mr. Williams' license on March 2, 1995.

     Article 2 of Regulation S-X provides that, after March 2, 1995, the firm of
     C. Williams & Associates, P.C. is not qualified to practice before the Commission. Shareholders continue to retain legal rights to sue and recover damages from C. Williams & Associates, P.C., for material misstatements or omissions, if any, in the financial statements.

                                                     [NUOGAM\MIN:97ANSTM1.CLN]-4

     Should C. Williams & Associates, P.C. dissolve under the laws of Texas, its state of incorporation, the rights of the shareholders to sue and recover damages from C. Williams & Associates, P.C. and its directors, officers and shareholders would be determined by the laws of the State of Texas governing the dissolution of Texas professional corporations or possibly federal securities laws or the laws of the forum where such shareholders reside.

(5) As of April 1995, the former operations of the Company's gaming subsidiary have ceased following conversion of Chapter 11 proceedings to Chapter 7 under the Bankruptcy Code. As of the date of this Proxy Statement the Company is not engaged in gaming or any other revenue generating activities and the Company's historical financial information is not indicative of the Company's future financial condition of results of operations.

                                                     [NUOGAM\MIN:97ANSTM1.CLN]-4

PROPOSAL NO. 1:  AMENDMENT TO CERTIFICATE OF INCORPORATION

         The Company's Board of Directors has approved an amendment to the Company's Certificate of Incorporation and is recommending that the stockholders approve the amendment to the Company's Certificate of Incorporation.

Need for Additional Authorized Common Shares and Common Shares Reserved for Issuance

         Since March 30,1994 the Company currently has had insufficient authorized shares to provide for conversion of all outstanding convertible securities and exercise of all outstanding warrants and options. The Company's Certificate of Incorporation currently authorizes Thirty Million shares of $.01 par value common stock and all 30,000,000 shares are now issued and outstanding. There are 1,530,000 shares currently reserved for issuance upon conversion of New Class A Warrants; 3,080,000 shares currently reserved for issuance upon conversion of New Class B Warrants; 1,510,000 shares currently reserved for issuance upon conversion of New Class C Warrants; 12,000,000 shares currently reserved for issuance upon conversion of 6,000,000 New Class D Warrants held by Nona; 19,500,000 shares currently reserved for issuance upon conversion of 250,000 Series B Preferred shares held by Nona; 170,000 shares reserved for issuance to 14% Cumulative Preferred Stock shareholders; and 6,550,000 shares currently reserved for issuance upon exercise of outstanding options. On March 30, 1994 the number of shares reserved for issuance together with the number of shares issued and outstanding on March 30, 1994 exceeded the number of shares authorized in the Company's Certificate of Incorporation. Since March 30, 1994 the Company has granted options to purchase an aggregate 7,150,000 shares of common stock, and contractually undertaken to issue 1,000,000 shares to Structure America, Inc. and 1,000,000 to the NPC shareholders. For common shares currently reserved to be issued the dates of reservation and common shares outstanding on each reservation date are as follows:


                                                                                                                    Approximate
                                                Number of                                                           Number of
                                                Preferred             Number of                                     Common Shares
                                                Shares/               Common                Number of               Outstanding on
Description of                                  Warrants/             Shares                Common                  Issuance/
Derivative                       Month          Options/              Initially             Shares now              Reservation
Securities                       Issued         Rights                Reserved              Reserved                Date
                                                Issued
---------------                  ------         ---------             ---------             ----------------        --------------

14% Cumulative                   6-89           750,000               750,000               170,000                 4,791,276
Preferred Stock

New Class A                      6-93           3,080,000             3,080,000             1,530,000[DELTA]        18,711,175
Warrants

New Class B                      6-93           3,080,000             3,080,000             3,080,000               18,711,175
Warrants

New Class C                      8-93           1,550,000             1,550,000             1,510,000#              18,711,175
Warrants

New Class D                      3-94           6,000,000             12,000,000            12,000,000              20,688,675
Warrants

Series B                         3-94           250,000               19,500,000            19,500,000              20,688,675
Preferred Stock



                                                Number of                                                           Number of
                                                Preferred             Number of                                     Common Shares
                                                Shares/               Common                Number of               Outstanding on
Description of                                  Warrants/             Shares                Common                  Issuance/
Derivative                       Month          Options/              Initially             Shares now              Reservation
Securities                       Issued         Rights                Reserved              Reserved                Date
                                                Issued
--------------                   ------         ----------            ---------             ----------              --------------

OTC                              10-94          600,000               600,000               600,000                 20,688,675
Communications

NuVen Advisors                   2-95           2,000,000             2,000,000             2,000,000               25,151,175
Option

Steven H. Dong                   7-95           275,000               275,000               275,000                 25,801,175
Option

Fred G. Luke                     8-95           3,000,000*            3,000,000*            2,131,176*              26,176,175
Option

    Structure       Agreement    2-96           1,000,000             1,000,000             1,000,000               30,000,000
     America,       (**)
       Inc.

                    Option       2-96           1,000,000             1,000,000             1,000,000               30,000,000
                    (***)

John D. Desbrow                  4-96           275,000               275,000               275,000                 30,000,000
Option

NPC Shareholders                 12-96          241,900,000           241,900,000           241,900,000             30,000,000
Convertible
Promissory Notes

NPC Shareholders                 12-96          1,000,000             1,000,000             1,000,000               30,000,000
per Stock
Purchase
Agreements
                                                                                     Total: 287,971,176


* Mr. Luke has accrued and continues to accrue option rights at 50,000 shares per month from April 1994. The Company issued 868,824 shares to Mr. Luke after Mr. Luke exercised his option as to 868,824 shares on January 4, 1996, leaving a balance of 2,131,176 reserved shares.

[DELTA]  1,550,000 New Class A Warrants were exercised.

# 40,000 New Class C Warrants were canceled for non-payment of the exercise price on 40,000 New Class A Warrants tendered for exercise.

** On February 29, 1996 Structure America, Inc. received contingent contractual rights to 1,000,000 shares.

*** On February 29, 1996 Structure America, Inc. received an option to purchase 1,000,000 shares.

As set forth in the foregoing table, 287,971,176 shares in excess of the authorized shares are necessary to meet outstanding convertible securities, warrants and options.


         None of the above options, warrants, preferred shares or convertible notes may be exercised or converted until the Certificate of Incorporation is amended to authorize additional shares. Similarly, the shares due to Structure America, Inc. and the NPC shareholders under contractual obligations may not be issued until the Certificate of Incorporation is amended to authorize additional shares. If Proposal 1 is approved, options held by officers, directors, affiliates and significant shareholders will become exercisable. The exercise prices and expiration dates of options presently held by affiliates are as follows:

                                                     [NUOGAM\MIN:97ANSTM1.CLN]-4


                           Number of Shares Now Subject
                           to Option or Warrant                        Exercise Price         Expiration Date
-----------------------    ----------------------------                --------------         ---------------

Fred G.  Luke                          681,176 *                            $0.12              July 31, 2000
Steven Dong                            275,000                              $0.12              July 31, 2000
John D.  Desbrow                       275,000                              $0.12              July 31, 2000
NuVen Advisors, Inc.                 2,000,000                              $0.10              July 31, 2000
Structure America, Inc.              1,000,000                              $0.12              July 31, 2000
Nona Morellis II, Inc.              12,000,000                              $0.50             March 30, 2004


* Reflects unexercised option rights accrued through November 30, 1996.

Conflicts of Interest and Control Over Future Issuances of Common Stock

          Furthermore, increasing the number of authorized shares via amendment of the Certificate of Incorporation will permit the Board of Directors to issue stock to consultants for services including issuing shares to members of the Board of Directors and officers of the Company. Such enabling discretion in the Board of Directors may be viewed as a conflict of interest of which shareholders should be aware. Until the Company has meaningful cash flows from operations it is unlikely the Company will be able to compensate its officers and directors and outside consultants in any manner other than through the issuance of shares of common stock. In this regard, NuVen Advisors, Inc., which renders services and provides facilities and administrative personnel to the Company and which holds an option to purchase 2,000,000 shares of the Company, is controlled by Fred G. Luke, a Director of the Company. Issuances of shares to NuVen Advisors, Inc., whether for sums due it by contract or upon exercise of its option, presents a conflict of interest of which shareholders should be aware. Additionally, issuances of shares to officers such as John D. Desbrow and Steven
H. Dong or Directors, such as Fred G. Luke, upon exercise of compensatory options poses a conflict of interest of which shareholders should be aware. All of the above will be made possible by the passage of the proposal to increase the number of authorized common shares. By voting in favor of the proposal shareholders will in essence grant to the Board of Directors control over future issuances of shares except for specified transactions requiring shareholder approval under Delaware law.

         Under the Delaware conflict of interest statute, Section 144 of the Delaware General Corporation Law, no contract shall be void or voidable if disclosure of the material facts as to the relationship or interest and as to the contract or transaction with any officer or director or entity in which an officer or director has a financial interest is made and the approval by a majority of disinterested directors or the shareholders is obtained. Independent shareholder good faith approval, after full disclosure, will generally result in a shift of the burden of proof from the interested officer or director to the party attacking the transaction. Additionally, the Company's articles of incorporation provide that "any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interest, or for any other reason."

Dilution to Existing Shareholders

         If the Certificate of Incorporation is amended to authorize additional shares, upon the issuance of new shares for whatever reason, whether upon exercise of options or conversion of warrants or preferred stock or otherwise, existing shareholders will suffer dilution. If the Certificate of Incorporation is amended, significant dilution of current common stockholders is possible upon the issuance of more common shares. If 303,000,000 more shares are issued, existing common stockholders would be diluted to a 9% ownership of the outstanding common shares. However, the issuance of an additional 241,900,000 shares to the NPC shareholders is conditioned upon the reporting of earnings according to the following schedule.:

                                                     [NUOGAM\MIN:97ANSTM1.CLN]-4

CONVERSION TRIGGERED UPON          CUMULATIVE NUMBER OF COMMON
REPORTING OF THE FOLLOWING         SHARES ISSUABLE AT EACH LEVEL OF
CUMULATIVE NET OPERATING           NET OPERATING INCOME REPORTED
INCOME

$ 1,000,000                          6,047,500
$ 10,000,000                        60,475,000
$ 20,000,000                       120,950,000
$ 30,000,000                       181,425,000
$ 40,000,000                       241,900,000

Statutory Requirements for Shareholder Approval of Certain Transactions

         The Delaware General Corporation Law requires the approval of a majority of the outstanding shares present in person or represented by proxy at a meeting for the merger, consolidation or dissolution of the Company or the sale, lease or exchange of all or substantially all of the Company's assets. Any future transactions falling within these parameters will require future solicitation of shareholder approval. Transactions not encompassed by the above-referenced sections of Delaware law will not require shareholder approval prior to the issuance of additional common shares and this solicitation will be the only opportunity for the shareholders to consider such future issuances of common stock, unless the Board, under the discretion conferred upon it in the Certificate of Incorporation, elects to submit any contract for shareholder ratification.

Benefits of Approval of the Increase in Authorized Common Shares

         The Board of Directors has determined that adoption of the proposal is in the best interest of the Company. Increasing the authorized number of common shares will allow the Company to be able to issue shares of common stock now reserved for issuance upon exercise of outstanding warrants and options. It will permit the conversion of the outstanding shares of preferred stock and the convertible notes issued to the NPC stockholders. It will also allow the Company to issue the common shares necessary to satisfy its contractual obligations to issue 1,000,000 shares to the NPC shareholders for the acquisition of NPC. It will further allow the Company to issue shares in subsequent private placements or public offerings to raise capital for the Company.

Consequences of a Failure to Authorize Additional Shares

         If the proposed Amendment is not adopted, there will be insufficient shares authorized to allow conversion of outstanding convertible promissory notes, warrants and options. Although the Stock Purchase Agreement with Nona for the acquisition of Casino Management of America, Inc. discussed below in this proposal contained a condition subsequent clause permitting Nona to rescind the Stock Purchase Agreement in the event the Company did not implement a one-for-four reverse common stock split by June 29, 1994 and the Company's prior management neither implemented nor obtained shareholder approval for a reverse stock split, Nona elected to waive its rescission rights under the Stock Purchase Agreement due to the lapse of time and negotiations with Douglas
Phillips which led to the Settlement Agreement with Douglas Phillips in September, 1994. Accordingly, there are no ramifications to the 1994 Stock Purchase Agreement if additional common shares are not authorized. However, neither the Series B Preferred Stock nor the Nona Option nor the convertible notes issued to the NPC shareholders may be exercised until there are sufficient common shares authorized to permit such conversion or exercise. If additional common shares are not authorized, the NPC shareholders may demand to rescind the NPC acquisition and Joseph Monterosso may resign as President.

         The funding of NPC and the Company's proposed new line of business is wholly dependent upon amending the Articles to authorize sufficient shares to permit:

                                                     [NUOGAM\MIN:97ANSTM1.CLN]-4

     1)   Conversion of the Series B Preferred shares into common stock .

     2)   The issuance of 1,000,000 common shares to the NPC shareholders.

     3) The conversion of the Convertible Promissory Notes issued to the NPC shareholders into common stock.


         The Board of Directors believes that if the proposed amendment is not adopted, the Company will be significantly hampered in its ability to generate revenues, raise capital, increase the value of shareholder's equity, or to commence operations in the lottery pool business.

Common Stock

         The Company is authorized to issue 30,000,000 shares of Common Stock of $.01 par value. Each share of Common Stock is entitled to one vote at all meetings of shareholders. All shares of Common Stock are equal to each other with respect to liquidation rights and dividend rights. All shares of Common Stock when issued, including shares issuable upon exercise of Warrants and upon conversion of the 14% Preferred Stock and Series B Preferred Stock, will be validly issued, fully paid, and non-assessable. There are no preemptive rights with respect to additional issuances of Common Stock. The Certificate of Incorporation of the Company does not provide for cumulative voting at the election of directors.

         In the event of liquidation, dissolution, or winding-up of the Company, holders of the Common Stock will be entitled to receive on a pro-rata basis all assets of the Company remaining after satisfaction of all liabilities, including the liquidation preference of the holders of the Company's 14% Preferred Stock or any other series of preferred stock subsequently issued having a liquidation preference.

14% Cumulative Convertible Preferred Stock

         The 14% Cumulative Convertible $.01 par value Preferred Stock ("14% Preferred Stock") issued by the Company shall pay an annual dividend of $.14 or fourteen percent (14%) paid quarterly in arrears on March 31, June 30, September 30 and December 31, to the extent permitted by the General Corporation Law of the State of Delaware which permits the payment of dividends only out of the surplus or net earnings for the fiscal year in which the dividend is declared and/or the preceding fiscal year.

         Dividends are cumulative; i.e., unpaid dividends, whether or not earned, accrue beyond the designated payment date. Dividends in arrears aggregated $ 134,425 and $116,575 at June 30, 1996 and September 30, 1995, respectively. Dividends may be declared and paid upon Common Stock in any fiscal year of the Company only if all accrued dividends upon all shares of 14% Preferred Stock have been paid. The 14% Preferred Stock shall have a liquidation preference of the original purchase price ($1.00 per share) plus unpaid dividends on each share of Preferred Stock. The balance of proceeds of a liquidation, if any, are to be paid to the Common Stockholders of the Company. A merger or reorganization or other transaction in which control is transferred will be treated similar to a liquidation.

         The 14% Preferred Stock is redeemable by the Company upon thirty days notice by the Company's Board of Directors at a redemption price of $1.00 per share plus an amount equal to all unpaid dividends thereon to the redemption date.

         Subject to certain provisions for adjustments, each share of 14% Preferred Stock is convertible at any time into one share of the Company's Common Stock. Each share of the 14% Preferred Stock votes on a 1:1 converted-to-Common Stock basis, and the holders of 14% Preferred Stock and the holders of Common Stock shall vote together as one class on all matters submitted to a vote of the Company's stockholders. The conversion ratio of the 14% Preferred Stock to Common Stock will be proportionally adjusted in the event of certain events granting rights of prescription to all common stockholders. Proportional adjustments for stock splits and stock dividends will be made.

                                                     [NUOGAM\MIN:97ANSTM1.CLN]-4

Acquisition of Casino Management of America, Inc.

         On January 13, 1994, the Company entered into a Stock Purchase and Business Combination Agreement (the "Stock Purchase Agreement") with Nona Morelli's II, Inc. ("Nona") and Casino Management of America, Inc. ("CMA"). The Stock Purchase Agreement provided for the transfer of all of the stock of CMA, which was a wholly owned subsidiary of Nona, to the Company in exchange for certain shares of common stock, preferred stock, warrants, and options issued to Nona by the Company. The Stock Purchase Agreement closed on March 30, 1994 (the "Closing Date"), pursuant to the terms of a Closing Agreement executed by Nona, CMA, and the Company. Under Delaware law stockholder approval of the transaction was not required since the transaction did not involve a merger or sale of all or substantially all the assets of the Company. The Company foresees no possible future adverse consequences given that the transaction was closed in accordance with Delaware law. Any future claims have already been barred by the one year statute of limitations contained in 15.U.S.C. 77m. At the Closing, Nona transferred to the Company 7,500,000 shares of common stock in CMA, comprising 100% of the stock issued and outstanding of CMA, and the Company issued to Nona
1) 2,000,000 shares of common stock; 2) 250,000 shares of Series B Convertible Preferred Stock; 3) 6,000,000 New Class D common stock purchase warrants; and 4) an option to purchase up to 6,160,000 shares of common stock more particularly described as follows:

         Series B Preferred Stock

         The 250,000 shares of Series B Preferred are convertible at the rate of seventy-eight (78) shares of common stock for each share of Series B Preferred, or a total of 19,500,000 shares of common stock if all of the shares of Series B are converted. The Series B Preferred Stock has no redemption rights and is not entitled to any dividends. It has a liquidation value of $2 per share in preference to any payment on common stock, subject only to rights of the holders of the 14% Preferred Stock. Each share is entitled to seventy-eight (78) votes and shall be convertible into seventy-eight (78) fully paid and non-assessable shares of common stock. Nona's stock holdings in the Company presently consist of the 250,000 Series B Preferred shares which represent 39.39% of the outstanding voting securities of the Company. Nona has granted an option to Joseph Monterosso to acquire the 250,000 shares of Series B Preferred Stock at an exercise price of $13.00 per share. If Mr. Monterosso exercises such option, the majority of the funds received by Nona will be used to acquire CMA from the Company as more fully set forth in Proposal 2 below.

Nona Option

         This Option was granted to Nona to enable Nona to purchase any of the shares underlying the New Class A, B and C Warrants that are not exercised by the Warrant holders. The total number of shares that can be purchased upon exercise of the option is equal to the number of shares of common stock subject to New Class A, New Class B and New Class C warrants outstanding on March 30, 1994 that eventually expire unexercised. In other words the option was designed to enable Nona to purchase any of the common shares underlying the New Class A, B and C Warrants that are not purchased by the Warrantholders. The right to exercise the Nona Option will continue for a period of 180 days after the last expiration date of the New Class A, B and C Warrants. The Nona Option is non-transferable. Nona does not presently hold any of the New Class A, B or C Warrants, nor is it currently entitled to exercise its Option. The Nona Option for the purchase of up to 6,160,000 shares of common stock is nontransferable and exercisable at $.01 per share.

                                                     [NUOGAM\MIN:97ANSTM1.CLN]-4

         New Class D Warrants

         Each New Class D Warrant is exercisable at $1.00 per warrant and will entitle the holder to receive upon exercise two (2) shares of common stock, or a total of 12,000,000 shares if all of the New Class D Warrants are exercised. The New Class D Warrants expire on March 30, 2004. To date none of the New Class D Warrants have been exercised and Nona has been the holder of the New Class D Warrants since March 30, 1994. The New Class D Warrants and warrant shares purchasable upon exercise of the Warrants shall not be subject to dilution or reduction by any reverse split, including the reverse split contemplated by Proposal 2 herein.

Events Subsequent To March, 1994

         Between March 30, 1994 and the present, additional common shares of stock in the Company were issued bringing the total number of shares of outstanding common stock to 30,000,000 as of the date of this Proxy Statement.

Acquisition of National Pools Corporation

         NPC was formed in 1993 for the purpose of developing and operating a system to facilitate participation in group play in state lotteries in the United States and the lotteries of foreign countries. The program developed by NPC was named "Hit-Lotto". The Hit-Lotto program uses debit cards, telecommunications, Internet Website, and proprietary computer software to organize and market lottery pools for lottery players who participate in various state lotteries. Since inception NPC's operations have been devoted primarily to the formulation and design of the telecommunication and computer technology to support the Hit-Lotto program. In August, 1994, Hit-Lotto was tested in the San Diego market: development is ongoing.

         On June 13, 1996 Nona Morelli's II, Inc. ("Nona"), the controlling parent of NuOasis, granted an option to Joseph Monterosso, the President and Chief Executive Officer of NPC ("Monterosso"), to acquire 250,000 Series B Preferred Shares (the "Series B Shares") owned by Nona. Such option is exercisable at a price of $13.00 per share. Monterosso has subsequently conditionally assigned his rights under the option as to 95,000 Series B Shares to certain shareholders of NPC and other investors, leaving him with rights under the option to purchase 155,000 Series B Shares.

         On December 19, 1996 NuOasis entered into a Stock Purchase Agreements with each of the shareholders of NPC pursuant to which it agreed to issue a series of Secured Promissory Notes (the "Notes") in the aggregate amount of $1,200,000 and 1,000,000 shares of its common stock to the NPC shareholders in exchange for all of the issued and outstanding shares of capital stock of NPC. The Notes are convertible into a total of 241,900,000 shares of NuOasis' common stock contingent upon NPC's operations achieving certain financial goals over the next several fiscal years. The Notes are non-recourse to NuOasis and secured by the assets of NPC, bear interest at 8% per annum, and are due and payable on May 31, 1999. Under the terms of the Notes, for every $250,000 of net annual operating income achieved by NPC, $7,500 in principal amount of the Notes may be converted into 1,511,875 shares of restricted NuOasis common stock. As part of this acquisition, Nona and NuOasis agreed to a debt assumption agreement whereby all third party NuOasis debt in excess of $20,000 on December 24, 1996 is to be converted into shares of NuOasis common stock: the conversion rate is based upon the prevailing market price on the date of the NuOasis Shareholder's Meeting.

         The audited financial statements of NPC are included in the attached Form 8-K as an exhibit. Such audit reports explain that NPC's financial statements have been prepared assuming that NPC will continue as a going concern and that such statements do not include any adjustments that may result in the event it is unable to do so. The audited financial statements of NPC also reflect that it has incurred operating losses of $2,401,992 from its inception and had negative working capital of $1,581,827, as of December 31, 1995. Unaudited financial statements of NPC for the quarter ended September 30, 1996 are also included in the attached Form 8-K as an exhibit.

                                                     [NUOGAM\MIN:97ANSTM1.CLN]-4

         Subject to the exercise of the Option and the sale by Nona of the Series B Shares, NuOasis has agreed to fund NPC's future operations. Exercise of the Option is contingent upon the approval of an amendment to the NuOasis Certificate of Incorporation allowing for its authorized capital stock to be increased to have sufficient shares of its common stock available for conversion of the Notes. Upon such Amendment to the NuOasis Certificate of Incorporation, and the acquisition of the Series B Shares, there will be a change of control of NuOasis. If the NuOasis shareholders do not approve such Amendment to the Certificate of Incorporation it is unlikely that the Series B Shares will be acquired pursuant to the Option and, in this event, NPC may not have sufficient working capital to "roll out" the Hit-Lotto program on a commercial basis, and there will not be a change of control of NuOasis. The Transaction is divided into three phases and summarized as follows:

Phase I :         Acquisition of NPC, which closed on December 24, 1996

Phase II:         Exercise of 95,000 Series B Shares

                  Holders of the Option exercise the option to purchase 95,000 Series B Shares, at $13.00 per share, by payment to Nona of $1,235,000. The 95,000 Series B Shares so acquired may then immediately be converted into 7,410,000 shares of restricted NuOasis common stock at the election of the holders.

                  Subject to the exercise of the Option as to the 95,000 Series B Shares, NuOasis has agreed to sell its wholly-owned subsidiary, CMA, to Nona for $1,235,000. Upon the sale of CMA, NuOasis intends to contribute most if not all of the proceeds of the sale of CMA to NPC, its wholly owned subsidiary, for working capital.

Phase III:        Exercise of 155,000 Series B Shares

                  Following the initial exercise of 95,000 Series B Shares, if such exercise occurs, there will be remaining 155,000 Series B Shares available under the Option. If exercised, the 155,000 Series B Shares could immediately be converted into 12,090,000 common shares. The exercise and sale of such remaining Series B Shares will result in an additional $2,015,000 in proceeds to Nona which Nona intends to utilize to satisfy any intercompany payables owed to NuOasis of up to $1,765,000 as of the date Phase III occurs. No amounts are owed by Nona to NuOasis as of September 30, 1996 assuming Phase II occurs, therefore, the entire $1,765,000 is assumed to be a short term loan from Nona to NuOasis and accordingly reflected as such in the pro forma financial statements (see Note 4 to the pro forma financial statements in Form 8-K attached hereto).

Although this Proposal permits a transfer of control to NPC's shareholders for an entity with no revenues or profitable operations, the Board of Directors believes the acquisition of NPC is in the best interest of the Company due to the revenues expected from the implementation of the NPC's business plan and its Hit Lotto project. Moreover, the issuance of 241,900,000 shares is dependent upon the achievement of net operating income levels over a number of years. See "Dilution to Existing Shareholders" above.

Changes to Certificate of Incorporation

         The Company currently has insufficient authorized shares to provide for conversion of all outstanding convertible securities and exercise of all outstanding warrants and options described above. The Board of Directors is proposing to amend the Certificate of Incorporation by replacing, in Article Fourth, the number "30,000,000" with the number "333,000,000" so that Article Fourth shall read as follows:

         "FOURTH: The Corporation shall be authorized to issue 333,000,000 shares of common stock of the par value of $.01 and 1,000,000 shares of preferred stock without par value. Further, the Board of Directors of this Corporation, by resolution only and without further action or approval, may cause the Corporation to issue one or more classes of stock or one or more series of stock within any class thereof (including the $.01 par value common stock

                                                     [NUOGAM\MIN:97ANSTM1.CLN]-4
         described in this Article FOURTH), any or all of which classes or series may have such voting powers, full or limited, or no voting powers, and such designations, preferences or relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors; and to fix the number of shares constituting any classes or series and to increase or decrease the number of shares of any such class or series subsequent to the issue of shares of that class or series."

     The Board of Directors Recommends that Stockholders vote for the Proposed Amendment to the Certificate of Incorporation. The affirmative vote of a majority of the common shares present in person or represented by proxy at the meeting is necessary to pass this proposal. If all of the common shareholders attend the meeting or are represented by proxy at the meeting, the affirmative vote of 15,000,001 common shares would be required to pass this proposal. Proxies solicited by the Board of Directors will be voted FOR this proposal unless a vote against this proposal or abstention is specifically indicated.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION. THE AFFIRMATIVE VOTE OF A MAJORITY OF THE COMMON SHARES PRESENT IN PERSON OR REPRESENTED BY PROXY AT THE MEETING IS NECESSARY TO PASS THIS PROPOSAL. IF ALL OF THE COMMON SHAREHOLDERS ATTEND THE MEETING OR ARE REPRESENTED BY PROXY AT THE MEETING, THE AFFIRMATIVE VOTE OF 15,000,001 COMMON SHARES WOULD BE REQUIRED TO PASS THIS PROPOSAL.
PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THIS PROPOSAL UNLESS A VOTE AGAINST THIS PROPOSAL OR ABSTENTION IS SPECIFICALLY INDICATED.


PROPOSAL NO.  2:  SALE OF CMA

     The funding of NPC via the conversion of the Series B Preferred Stock contemplates the sale of CMA by the Company to Nona Morelli's II, Inc. for $1,235, 000 in cash. The sale of CMA is conditioned upon amendment of the Certificate of Incorporation and the approval of Proposal 1 above. A vote against this Proposal 2 will not have the effect of a vote against Proposal 1. CMA has a net asset book value of $1,459,585 as of September 30, 1996. The assets of CMA primarily consist of art work having a book value of $0, intercompany receivables from Nona Morelli's II, Inc. having a book value of approximately $1.4 million and prepaid media issued by American Independent Network having a book value of $0. The funds received by Nona Morrelli's II, Inc. from its sale of the Series B Preferred Stock in the Company will be used to pay the $1,235,000 CMA purchase price to the Company. On a proforma basis the impact of the sale of CMA on the Company's balance sheet is set forth in the Form 8-K attached hereto as "Exhibit A". The Board of Directors urges shareholders to vote in favor of the sale of CMA. The sale of CMA is conditioned upon the Amendment of the Certificate of Incorporation but a vote against this proposal will not have the effect of a vote against Proposal 1.

THE BOARD OF DIRECTORS URGES SHAREHOLDERS TO VOTE IN FAVOR OF THE SALE OF CMA. THE SALE OF CMA IS CONDITIONED UPON THE AMENDMENT OF THE CERTIFICATE OF INCORPORATION BUT A VOTE AGAINST THIS PROPOSAL WILL NOT HAVE THE EFFECT OF A VOTE AGAINST PROPOSAL 1.


PROPOSAL NO. 3:  ELECTION OF DIRECTORS

     A Board of Directors of five members is to be elected at the Annual Meeting. The persons authorized by the enclosed form of proxy will vote each proxy received by them for the election of the five nominees named below unless contrary instructions are given. The term of office for all Directors will commence on election and such persons will serve as Directors until their successors are elected and qualified at the next Annual Meeting of shareholders in 1998. Two of the nominees named below, Fred G. Luke and Joseph Monterosso, are incumbent Directors. Each nominee has consented to be named in this Proxy Statement and to serve if elected.

     Except as set forth above, it is not expected that the nominees will become unable to serve as a Director prior to the Annual Meeting. In the event that any of the nominees for Director should, before the Annual Meeting, become unable to serve if elected, it is intended that shares represented by proxies which are executed and returned will be voted for such substitute nominees as may be recommended by the

                                                     [NUOGAM\MIN:97ANSTM1.CLN]-4

Company's existing Board of Directors. The accompanying form of Proxy contains a discretionary grant of authority with respect to this matter. If the above nominees are not elected, shareholders would have to elect other persons as Directors.

     The Board of Directors of NuOasis recommends a vote FOR the election of the five nominees named below. Proxies solicited by the Board of Directors will be voted FOR the named nominees unless instructions are given to the contrary.

     The following biographical information is furnished with respect to the six nominees for election at the Annual Meeting:

                                   Position(s) Held
Name of Nominee          Age       in the Company           Director Since
-----------------        ---       ----------------------   -----------------
Fred G. Luke             49        Treasurer and Director   April 1994

Royse Warren             56        None                     Not Applicable

Joseph Monterosso        49        President and Director   November 25, 1996

Paula Amanda             46        None                     Not Applicable

Leland E.  Rees          47        None                     Not Applicable

                    Fred G. Luke, age 49. Mr. Fred Luke has been a Director, Chairman and President of the Company since March 30, 1994. Mr. Luke has over twenty-five (25) years of experience in domestic and international financing and the management of private and publicly held companies. Since 1982, Mr. Luke has provided consulting services and has served, for brief periods lasting usually not more than six months, as Chief Executive Officer and/or Chairman of the Board of various publicly held and privately held companies in conjunction with such financial and corporate restructuring services. In addition to his position with the Registrant, Mr. Luke currently serves as Chairman and Chief Executive Officer of the Company's Parent Company, Nona, (since July 1993) as well as Chairman and President of NuVen Advisors, Inc., ("NuVen Advisors") formerly New World Capital, Inc. ("New World"), President and Director of The Toen Group, Inc. ("Toen"), since President of Hart Industries, Inc. ("Hart"), (since August
1993)Chairman and President of Diversified Land & Exploration Co. ("DL&E"). DL&E is a former publicly traded independent natural resource development company engaged in domestic oil and gas exploration, development and production. Prior to 1995, DL&E was a 90% owned subsidiary of Basic Natural Resources, Inc. ("BNR"). From 1991 through 1994 Mr. Luke served as the President and a Director of BNR. BNR is presently inactive. Hart and DL&E were formerly in the environmental services and natural gas processing business, respectively. Both Hart and Toen are public companies which were formerly traded on Nasdaq or the OTC Bulletin Board. Neither Hart nor Toen have ongoing operations. Nona is a publicly traded (OTC: Bulletin Board) diversified holding company with overseas gaming and domestic pasta production subsidiaries, in addition to NuOasis Gaming. NuVen Advisors provides managerial, acquisition and administrative services to public and private companies including Nona, NuOasis Gaming, Hart and Toen. NuVen Advisors, which is controlled by Fred G. Luke, as Trustee of the Luke Family Trust, is an affiliate of both Nona and NuOasis Gaming. NuVen Advisors is a stockholder of Hart, DL&E and Nona, and provides management, general and administrative services, and merger and acquisition services to Hart, DL&E and Nona pursuant to independent Advisory and Management Agreements. Mr. Luke also served from 1973 through 1985 as President of American Energy Corporation, a privately held oil and gas company involved in the operation of domestic oil and gas properties. From 1970 through 1985 Mr. Luke served as an officer and Director of Eurasia, Inc., a private equipment leasing company specializing in oil and gas industry equipment. Mr. Luke received a Bachelor of Arts Degree in Mathematics from California State University, San Jose in 1969.

Royse Warren, age 56. Mr. Royse Warren is Director of Operations of the Indian Springs Casino in Indian Springs, Nevada. Mr. Warren has held his position with the Indian Springs Casino since August 1, 1990.

                                                     [NUOGAM\MIN:97ANSTM1.CLN]-4

Since August 1, 1985, Mr. Warren has served as President of The Cattle Baron Inc. whose projects include a restaurant and casino hotel project in Henderson, Nevada. Mr. Warren has more than 25 years experience in gaming personnel recruitment.

Joseph Monterosso, age 49. Mr. Monterosso has used his entrepreneurial skills to launch a variety of companies over the past 25 years, culminating with National Pools Corporation in 1992. Monterosso embarked upon fulfilling his lifelong dream of producing his own automobile after attending the Geneva Auto Show in 1986. After raising over $45 million for funding, Monterosso founded LAFORZA AUTOMOBILES, INC., which produced a four-wheel drive sport utility vehicle for the luxury market and established a new mark in four-wheel drive sport vehicles. Monterosso conceived the concept of a new kind of Sports Utility Four Wheel Drive Vehicle when he discovered a unique Italian Sports Utility vehicle at the Geneva Auto Show in 1986. Monterosso negotiated the design, licensing and purchase of the body stamps and dies from the manufacturer and contracted Pininfarina in Turin to produce the automobile. Monterosso raised the capital through U.S. investors and European partners. Monterosso negotiated all vendor contracts in the U.S. and Italy; including the lengthy and delicate negotiations with Ford to supply the power train and warranty. Monterosso headed AutoItalia SpA, of Turin, the company that produced the automobile. Monterosso supervised the redesign of the automobile to meet U.S. DOT specifications and market expectations. Designing the interior and the wheels himself, Monterosso resided in Turin at this time, commuting monthly to his home in California, overseeing the production and delivery of the automobile to the U.S.

Upon production of the finished body, interior and chassis in Turin, the LaForza was flown to an after market assembler located in Detroit to receive the Ford engine, drive train and electronics. A final fit and finish was done and the LaForza was then delivered directly to the U.S. distributor, LaForza Automobiles Inc., of Hayward, CA. LaForza Automobiles was independent of the Italian production company, and was operated by a President and CPA. In late 1989 LaForza Automobiles Inc., caught in the market downturn and resulting capital crunch, could not finance their marketing operation and filed for bankruptcy protection and ceased doing business, eventually being liquidated. Monterosso tried to salvage the situation by seeking capital for the U.S. company, but was unsuccessful as he was given only weeks notice of the impending financial shortfall. Without a distribution network Monterosso closed down the production of the automobile, paid AutoItalia's creditors and shelved the designs for the next generation of the automobile that were in process and returned to California in Mid-1990.

AutoItalia produced 650 LaForza vehicles for the U.S. market, almost all are still on the road today and are a highly sought after collector's item, ironically selling for more today than their original price. In hindsight, Monterosso believes that the market timing could have been better and capitalization stronger, however, that the basic concept was sound. Proven by the fact that the rounded, aerodynamic LaForza body style, four wheel-on-the-fly technology, elegant, luxurious yet Spartan design, has subsequently been copied by every sports utility manufacturer currently producing vehicles worldwide; and that the Sports Utility / Light Truck 4 x 4 market is now the strongest share of the U.S. auto market.

In June 1979, Monterosso was named Sales and Operating Vice President for Tony Ward, Inc., an importer of forklifts from Japan. Monterosso left Tony Ward, Inc. to found North American Forklift, Inc. in July 1980. While living in Australia from 1970 - 1979, Monterosso founded three successful firms including a company that manufactured custom wheels and imported accessories for off-road sport vehicles which was subsequently sold to Ford Motor Corporation in 1979.

Leland E. Rees, age 47. In his role as Chairman of National Pools Corporation's Advisory Board, Leland E. Rees brings strong experience in government, public affairs and finance. He was most recently with Rees and Associates, Inc., a legislative advocacy and governmental affairs firm in Sacramento representing corporations, non-profit organizations and several associations. Rees remains an officer and director of Rees and Associates, Inc. which is wholly owned by he and his wife. Rees has a strong background in finance and banking, as well as both public and private accounting. He worked for five years in corporate banking helping to finance large mergers and was the lead lending officer as well as training officer for both credit analysis and corporate finance. He was invited by the government of the Philippine Islands to instruct a two- week seminar on "Financing Cooperatives" where he spoke to an audience of 100 bankers, attorneys and

                                                     [NUOGAM\MIN:97ANSTM1.CLN]-4
accountants. Rees then spent 12 years with a Fortune 200 company negotiating large, complex, domestic and international, government and commercial contracts for missile systems and specialty chemicals. Rees joined that firm to start a specialty chemical company which grew to a $20 million/year firm and was merged into its parent. Rees is a founder and a major stockholder of Ventura County National Bank in Oxnard, California. He holds a bachelor's degree in Accounting from the University of Washington in Seattle, Washington and a master's degree in Finance from Governor's State University in Park Forest South, Illinois.

Paula Amanda, 46. Ms. Amanda has used her legal and managerial skills to manage and launch her own successful real estate development company 12 years ago. Most recently, for the last five years, Ms. Amanda has served as in house counsel for Southern Pacific Transportation Company specializing in environmental matters. Amanda has extensive experience in all business and environmental matters which has included critical management skills including: the ability to bring together diverse interests in a cooperative and effective manner to accomplish often difficult and complex tasks; experience in managing an $8 million per year environmental budget for the Southern Pacific law department and developing and implementing compliance with a myriad of state and federal laws and regulations. Her strengths lie in the conflict resolutions and communication arenas. Ms. Amanda graduated from UCLA in 1975 with a degree in South East Asian politics and is a member of Phi Beta Kappa. She received her law degree from the University of Santa Clara in 1979.

     Directors will be elected by a favorable vote of a plurality of the shares of voting stock present, entitled to vote, and actually voting, in person or by proxy, at the Annual Meeting. Accordingly, abstentions or broker non-voters as to the election of Directors will not affect the election of the candidates receiving the plurality of votes. Properly executed, unrevoked proxies will be voted FOR election of the above-named nominees unless the stockholders indicate that the proxy shall not be voted for any one or all of the nominees.

Meetings of Board and Committees

     Based on records obtained by the new Board the former Board of Directors held twelve (12) meetings during the fiscal year ended September 30, 1993, and no director attended fewer than seventy-five percent (75%) of the aggregate of the total number of those meetings. During the fiscal year ended September 30, 1994, the former Board of Directors held three meetings. During the fiscal year ended September 30, 1995 the Board of Directors held one meeting. No director attended fewer than seventy-five percent (75%) of the aggregate of the total number of those meetings. During the fiscal years ended September 30, 1994, September 30, 1995 and June 30, 1996 the Board of Directors passed various resolutions by written consent without a meeting on multiple dates. No committee members were in place during the fiscal years ended September 30, 1994, September 30, 1995 or June 30, 1996 and therefore no committee meetings took place.

     The Board of Directors does not have an audit committee or a nominating committee. Nominees to the Board of Directors are selected by the entire Board of Directors.

     The former Board of Directors, on January 22, 1993 formed a Compensation Committee whose initial members were Richard H. Wessler and Gary L. Blum. The Compensation Committee formulates and reviews significant compensation policies and decisions and administers the Company's employee benefit plans and option plans.

     The Board of Directors, on January 22, 1993 formed an Executive Committee whose initial members were Douglas J. Phillips, Richard H. Wessler and Gary L. Blum. The Executive Committee has, and may exercise, all of the powers and authority of the Board of Directors and the management of the Company, except as limited by Section 141 of the Delaware General Corporation Law, the by-laws of the Company and by resolutions of the Board of Directors.

     On March 30, 1994, Douglas J. Phillips, Dennis Phillips and Richard H. Wessler resigned as Directors. Fred G. Luke and John D. Desbrow were appointed as Directors on March 30, 1994 to fill two vacancies on the Board. Gary L. Blum resigned as a Director on July 13, 1994. John D. Desbrow resigned as a Director on July 20, 1994. Kenneth R. O'Neal was appointed as a Director on October 24, 1994 and

                                                     [NUOGAM\MIN:97ANSTM1.CLN]-4
resigned as a Director on July 15, 1995. Fred G. Luke was the sole director of the Company from July 16, 1995 to November 25, 1996. Joseph Monterosso was appointed as a Director on November 25, 1996. Both Compensation Committee positions and all three Executive Committee positions are currently vacant.

Director or Executive Compensation

     There is no standard agreement for the compensation of directors. Directors do not receive a per diem fee for their attendance at meetings of the Board. Mr. Luke's Employment Agreement includes compensation for services rendered as Chairman of the Board of Directors. Members of the Board do not receive a monthly stipend.

     Steven H. Dong. Mr. Dong, a Certified Public Accountant, serves as Chief Financial Officer of the Registrant. Mr. Dong replaced Kenneth R. O'Neal who resigned as the Registrants' Chief Financial Officer and as a Director effective July 16, 1995. Prior to joining the Registrant, Mr. Dong worked with the international accounting firm of Coopers & Lybrand since 1988. As an Assurance Manager with Coopers & Lybrand, Mr. Dong's experience consisted of providing financial accounting and consulting services to privately and publicly held companies. In addition to his position with the Registrant, Mr. Dong currently serves as Chief Financial Officer of Nona, Hart and Toen. Mr. Dong received his Bachelor of Science degree in Accounting from Babson College in 1988 and is a member in good standing with the California Society of Certified Public Accountants and American Institute of Certified Public Accountants.

     John D. Desbrow. Mr. Desbrow has been Secretary of the Registrant since November 8, 1994 and was the Secretary from March 30, 1994 to July 20, 1994. Mr. Desbrow is also the Secretary of the Registrant's parent company, Nona. Mr. Desbrow is a member in good standing of the State Bar of California and has been since 1980. Prior to joining the Registrant, Mr. Desbrow was in the private practice of law. Mr. Desbrow received his Bachelor of Science degree in Business Administration from the University of Southern California in 1977, his Juris Doctorate from the University of Southern California Law Center in 1980, and his Master of Business Taxation degree from the University of Southern California Graduate School of Accounting in 1982. Mr. Desbrow has also been serving as a Director and Secretary of Hart since July 31, 1993. Mr. Desbrow has been a director of Toen since September 28, 1994.

(a)  Summary Compensation Table

     The following table sets forth in summary form the compensation received during each of the Company's last three completed fiscal years by the Company's President and four most highly compensated executive officers other than the President.

                                                     [NUOGAM\MIN:97ANSTM1.CLN]-4


                            Annual Compensation                                       Long Term Compensation
                                                                               -----------------------------------
----------------------------------------------------------------------------           Awards            Payouts
                                                                               ----------------------   ----------
                                                                               Restricted
Name and Principal            Fiscal                         Other Annual      Stock        Options     LTIP           All Other
Position                      Year      Salary($)    Bonus   Compensation($)   Award(s)$)   (#)         Payouts($)     Compensation
---------------------------   ------   ----------   ------   ---------------   ----------   ---------   ----------     ------------

Fred G. Luke                  1994     $27,000(1)     -             -              -            -           -               -
President(3-30-94 to 11-25-
96)and Director(3-30-94 to    1995     $59,000(1)     -             -              -        3,000,000       -               -
Present)
                              1996     $40,500(3)     -         $ 25,000           -            -           -               -
---------------------------   ------   ----------   ------   ---------------   ----------   ---------   ----------     ------------
John Desbrow                  1994     $18,000(2)     -             -              -            -           -               -
Secretary(4-94 to 7-94
and 11-94 to Present)         1995     $43,000(2)     -             -              -            -           -               -
Director (4-94 to 7-94)
                              1996     $43,750(3)     -             -              -          275,000       -               -
---------------------------   ------   ----------   ------   ---------------   ----------   ---------   ----------     ------------
Steven H. Dong                1994           -        -             -              -            -           -               -
Chief Financial Officer
(7-95 to Present)             1995     $ 5,000        -             -              -          275,000       -               -

                              1996     $15,000(3)     -             -              -            -           -               -


(1) Total compensation of $86,000 during fiscal 1995 was accrued and expensed for Fred G. Luke; however, no cash payments have been made. Approximately $27,000 of the $86,000 compensation represents compensation retroactive from April 1, 1994 to September 30, 1994, which is included in the table for fiscal year 1994. Mr. Luke's salary for fiscal year 1996 has been accrued and The Company owes Mr. Luke $126,500 as of June 30, 1996.

(2) Based on amounts billed to the Company by Mr. Desbrow. Mr. Desbrow billed $18,000 or $3,000 per month for the six months ended September 30, 1994 for his services as Secretary and $4,000 or $1,000 per month for his services as a Director from April, 1994 to July, 1994. Mr. Desbrow received 337,500 shares in January 1995, of which the proceeds from 225,000 shares were applied to amounts due for the 1994 fiscal year. Mr. Desbrow billed $18,000 or $3,000 per month for the first six months of fiscal 1995 and $25,000 or $4,167 per month for the second six months of fiscal 1995. 112,500 of the shares issued in January 1995 and 112,500 shares issued in March 1995 were applied to amounts due for fiscal year 1995. In June, 1995 Mr. Desbrow received 600,000 shares of which the proceeds from 225,000 shares were applied to the amounts due for fiscal year 1995. The remaining 375,000 shares have been applied towards services performed in fiscal 1996. No shares were issued during fiscal year 1996.

(3) Amounts for fiscal year 1996 represent the nine months ended June 30, 1996, whereas amounts for fiscal years 1995 and 1994 represent the years ended September 30, 1995 and 1994.

(4) Other Annual Compensation of $25,000 represent payments in excess of reimbursable expenses pursuant to Mr. Luke's Employment Agreement.

(b)      Option and Long-Term Compensation Tables

         The following summary option table sets forth in summary form the aggregate options granted during each of the Company's last completed fiscal year ended June 30, 1996 by the Company's President and four most highly compensated executive officers other than the President.

                                                     [NUOGAM\MIN:97ANSTM1.CLN]-4


                         Fiscal                   Percent of Total Options/     Exercise or
                         Year      Options/SAR's  SAR's Granted to Employees    Base Price     Expiration
Name                     Granted   (#)            In Fiscal Year                ($/Sh)         Date
----------------------   -------   -------------  --------------------------    ------------   -----------

Fred G. Luke,            1995      3,000,000      53%                           $ 0.12         7/00
President and Director

NuVen Advisors Inc.(2)   1995      2,000,000      35.4%                         $ 0.10         3/97

Steven H. Dong, CFO      1995      275,000        4.8%                          $ 0.12         7/00

John D. Desbrow          1996      275,000        100%                          $ 0.12         7/00


                                                     [NUOGAM\MIN:97ANSTM1.CLN]-4

         The following summary option table sets forth in summary form the aggregate exercised options during fiscal year 1996 and the June 30 by the Company's President and four most highly compensation executive officers other than the President.


                                                                                                          Value of Unexercised
                                                                            Number of Unexercised         In-the-Money
                                                                            Options/SAR's at              Options/SAR's at
                                                                            Fiscal Year-End (#)           Fiscal Year-End ($)
                          Shares Acquired on                                ----------------------------  -------------------------
        Name              Exercise(#)              Value Realized ($)       Exercisable/Unexercisable(d)  Exercisable/Unexercisable
-----------------------   ------------------       ------------------       ----------------------------  -------------------------

Fred G. Luke,             868,824                  $104,258                   481,176 Exercisable         $173,205 Exercisable
 President and                                                              1,650,000 Unexercisable       $594,000 Unexercisable
 Director(1)

NuVen Advisors, Inc.(2)   -                        -                        2,000,000 Exercisable         $760,000 Exercisable

Steven H. Dong, CFO       -                        -                          275,000 Exercisable         $ 99,000 Exercisable

John D. Desbrow,
Secretary                 -                        -                          275,000 Exercisable         $ 99,000 Exercisable


(1) Options vest at a rate of 50,000 per month over a five year term ending March 31, 1999.

(2) The Luke Family Trust (the "Luke Trust") owns 93% of NuVen Advisors, formerly New World. Fred G. Luke, as Co-Trustee of the Luke Trust determines the voting of such shares and, as a result, may be deemed to control the Luke Trust.

                                                     [NUOGAM\MIN:97ANSTM1.CLN]-4

Employment and Consulting Contracts

         In August 1995, the Company entered into an Employment Agreement with Fred G. Luke, the Company's Chairman and President. Mr. Luke has been serving as the Company's Chairman and President since approximately March 31, 1994. The terms of the Employment Agreement call for Mr. Luke to receive approximately $4,500 per month, retroactive to April 1, 1994, for five (5) years as a base salary; granted him an option to purchase 3,000,000 shares of the Company's common stock at an exercise price of $.12 per share; provides him with an annual bonus based upon a number of factors related to the Company's growth and performance which include (a) serving on the Company's Board of Directors and as its President; (b) providing advice concerning mergers and acquisitions; (c) corporate finance; (d) day to day management; (e) guidance with respect to general business decisions; (f) other duties commonly performed by the President of a publicly-held company; and requires the Company to purchase life insurance coverage, reimburse vehicle expenses, and provide other fringe benefits. Between March 31, 1994 and September 30, 1994, Mr. Luke received no cash payments for his services. In August 1995, the Company agreed to retroactively compensate Mr. Luke for past services in the amount of $27,000 for the period April 1, 1994 to September 30, 1994 and $59,000 for the period October 1, 1994 to September 30, 1995. No bonuses have been accrued, paid or are owed as of the date of this Report. The Company expensed $40,500 and $86,000 during fiscal 1996 and 1995, respectively, and had $126,500 due to Mr. Luke as of June 30, 1996.

         Effective April 1, 1994, the Company entered into a Consulting Agreement with John D. Desbrow for the engagement of Mr. Desbrow to perform legal services and to hold the office of Secretary, on behalf of the Company, for the period from April 1, 1994 to March 31, 1995. Between April 1, 1994 and September 30, 1994, Mr. Desbrow did not receive any funds or shares of common stock in the Company but in fiscal 1995, he did bill and eventually received from the sale of shares $3,000 per month for services rendered as Secretary from April 1, 1994 to September 30, 1994 all of which was expensed in fiscal year 1994. Additionally, the Company expensed $4,000 for services rendered by Mr. Desbrow as a Director from April 1994 to July 1994.

         Effective April 1, 1995, the Company and Mr. Desbrow renewed the Consulting Agreement through March 31, 1996. Under the renewed Consulting Agreement the Company contracted to pay Mr. Desbrow $50,000 for the renewal term payable in the Company's common stock. 1,050,000 shares were registered for issuance on Forms S-8 filed with the Securities and Exchange Commission during the 1995 fiscal year for payment of sums earned during fiscal years 1994 and 1995. Under the terms of the Consulting Agreement, Mr. Desbrow invoices the Company and applies the net proceeds received from the sale of stock to the invoiced amounts. For purposes of any "profit" computation under Section 16 (b), Mr. Desbrow and the Company have agreed the price paid for the shares is deemed to be the value of the services rendered, i.e. the annual rate under the consulting agreement as renewed. As of September 30, 1995, Mr. Desbrow held 600,000 shares which were to be utilized for current and future services incurred. Effective April 1, 1996, the Consulting Agreement was renewed through March 31, 1997 at an annual rate of $75,000 and granted him an option to purchase 275,000 shares of the Company's Common Stock at an exercise price of $0.12 per share. The Company expensed $43,750 and $43,000, during fiscal 1996 and 1995, respectively, and had $8,252 due from Mr. Desbrow as of June 30, 1996.

         In July 1995, the Company entered into a Consulting Agreement with Mr. Dong, pursuant to which Mr. Dong is to perform accounting services and to hold the office of Chief Financial Officer through June 30, 1996. Pursuant to the agreement the Company agreed to pay Mr. Dong $20,000 per annum in cash or in the Company's common stock, payable monthly in arrears, and granted him an option to purchase 275,000 shares of the Company's common stock at an exercise price of $.12 per share. Cash payments of $5,000 were made to Mr. Dong by the Company during fiscal 1995. No shares were issued to Mr. Dong during fiscal 1995 or 1996. During fiscal 1996, the Consulting Agreement was renewed for fiscal 1997 for an amount of

                                                     [NUOGAM\MIN:97ANSTM1.CLN]-4

$39,000 per annum. The Company expensed $15,000 and $5,000 during fiscal 1996 and 1995, respectively, and had $15,000 due to Mr. Dong as of June 30, 1996.

Advisory Agreements With Affiliates

         The Luke Trust and Lawver Corporation own 93% and 7%, respectively, of NuVen Advisors. Fred G. Luke, as trustee of The Luke Trust, controls the Luke Trust, and Mr. Lawver is the majority shareholder of Lawver Corp. and thereby controls Lawver Corp. Mr. Lawver is President of Fantastic Foods International, Inc., a wholly-owned subsidiary of Nona.

         Effective April 1, 1994, the Company entered into an Advisory and Management Agreement with NuVen Advisors for the engagement of NuVen Advisors to perform administrative, human resource and merger/acquisition services consisting of (a) management of the use, purchase and disposition of the Company's assets including, by way of illustration, the evaluation of economic, statistical, financial and other data, and formulation and/or implementation of the Company's business plan; and (b) management of the Company's operations including, by way of illustration, the furnishing of routine supervisory, and administrative services and the supervision of administrative personnel including, by way of illustration, consultant recruiting and screening; and (c) preparation of the usual and customary reports required of a publicly-held company subject to the reporting requirements of the Securities Exchange Act of 1934; and (d) furnishing of office space, facilities and equipment for the Company's non-exclusive use. The Company has significantly reduced or eliminated completely its human resource and payroll obligations and requirements, but the Company continues to require the administrative, audit and consultant screenings, and merger/acquisition services. The Company anticipates continued reliance on the services provided under the Advisory and Management Agreement until such time it has, or its subsidiaries have, the need and sufficient cash flow to justify performing such services in-house. Pursuant to such Agreement, the Company agreed to pay NuVen Advisors $180,000 annually, payable monthly in $15,000 increments in arrears, and granted NuVen Advisors an option to purchase 2,000,000 shares of the Company's common stock exercisable at a price of $.10 per share. During fiscal year 1996, the Advisory and Management Agreement was renewed effective October 1, 1995, for $120,000 annually. The Company expensed $90,000 and $180,000, during fiscal years 1996 and 1995, respectively, and had $118,000 due to NuVen Advisors as of June 30, 1996.

         Effective April 1, 1994, CMA entered into an Advisory and Management Agreement with NuVen Advisors for the engagement of NuVen Advisors to perform administrative, human resource and merger/acquisition services consisting of (a) management of the use, purchase and disposition of CMA's assets including, by way of illustration, the evaluation of economic, statistical, financial and other data, and formulation and/or implementation of CMA's business plan; and
(b)  management  of CMA's  operations  including,  by way of  illustration,  the furnishing of routine supervisory and administrative services and the supervision of administrative personnel including, by way of illustration, consultant recruiting and screening; and (c) furnishing of office space, facilities and equipment for CMA's non-exclusive use. CMA has significantly reduced or eliminated completely its human resource and payroll obligations and requirements, but CMA continues to require the administrative, audit and consultant screenings, and merger/acquisition services. CMA anticipates continued reliance on the services provided under the Advisory and Management Agreement until such time it has, or its subsidiaries have, the need and sufficient cash flow to justify performing such services in-house. Pursuant to such Agreement CMA agreed to pay NuVen Advisors $120,000 annually, payable monthly in $10,000 increments in arrears, and granted NuVen Advisors an option to purchase up to five percent (5%) of CMA's common stock outstanding at the time of exercise, exercisable at a price per share equal to one hundred ten percent (110%) of the book value of such shares. During fiscal year 1996, the Advisory and Management Agreement was renewed for fiscal year 1997. CMA expensed $120,000 and $90,000 during fiscal years 1996 and 1995, respectively, and had $159,000 due to NuVen Advisors as of June 30, 1996. The option given to NuVen Advisors by CMA, if exercised, will (a) result in an infusion of working capital into CMA; and, (b) reduce the Company's ownership of CMA by five

                                                     [NUOGAM\MIN:97ANSTM1.CLN]-4
percent (5%), which management believes will not have any material adverse effect on the Company's financial condition or investment in CMA..

During fiscal year 1994, the Company entered into an agreement with Structure America, Inc. ("SAI") to issue 1,000,000 shares for consulting services. Such services were rendered during fiscal 1995. During fiscal year 1996, the Company entered into another agreement with SAI to perform consulting services. Pursuant to such agreement, the Company agreed to issue 1,000,000 common shares of the Company to SAI and granted SAI an option to purchase 1,000,000 common shares of the Company, exercisable at $.12 per share. The agreement is fully contingent upon the final execution and closing of the purchase of National Pools Corporation. The Company expensed $75,000 and $54,000 during fiscal years 1996 and 1995, respectively and had approximately $40,000 due to SAI as of June 30, 1996.

Advances from Affiliate

         The Company has received financial support from Nona of approximately $155,000 during fiscal 1996, and is dependent upon Nona for future working capital. As of June 30, 1996, the Company had $238,118 due to Nona and classified as Due to Affiliates.

Compliance with Section 16(a) of the Securities Exchange Act

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's officers and directors, and person who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent shareholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on review of the copies of such forms furnished to the Company, or representations that no Forms 5 were required or filed, the Company believes that during the periods from October 1, 1995 through June 30, 1996, all
Section 16(a) filing requirements applicable to its officers, directors, and greater than ten-percent beneficial owners were complied with except Fred G. Luke in March 1996 filed a late Form 4 for the month of August 1995 reporting the acquisition in August 1995 of option rights to purchase up to 3,000,000 shares of the Company's common stock. In November 1996 Steven Dong filed Form 5 for the fiscal year ending June 30, 1996 reporting his acceptance of the office of Chief Financial Officer in July 1995 and his acquisition in July 1995 of an option to purchase 275,000 shares of the Company's common stock. In November 1996, John D. Desbrow filed an amended Form 4 for the month of April 1996 reporting the acquisition in April 1996 of an option to purchase 275,000 shares of the Company's common stock.

Independent Accountants

          Raimondo, Pettit & Glassman audited the financial statements for the Company for the fiscal years ended 1995 and 1996. A representative of Raimondo, Pettit & Glassman, P.C. is expected to be present at the annual meeting of shareholders with the opportunity to make a statement if he so desires, and is expected to be available to respond to appropriate questions raised orally at the meeting. The Company has not established an Audit Committee.

         J.H. Cohn & Company acted as the independent auditors of the Company for the four fiscal years prior to 1994. During the fiscal years ended September 30, 1993 and 1992 and the interim period preceding the dismissal, there were no disagreements with JHC on any matter of accounting principles or practices,

                                                     [NUOGAM\MIN:97ANSTM1.CLN]-4
financial statement disclosure or auditing scope or procedure which if not resolved to the satisfaction of JHC would have caused JHC to make reference to any such matter in their reports, nor were there any other reportable events. JHC's reports on the consolidated financial statements of the Company during the fiscal years ended September 30, 1993 and 1992 did not contain an adverse opinion or a disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principles except as described below. JHC's report dated December 13, 1993 (the "1993 Report") on the consolidated financial statements of the Company as of September 30, 1993 and 1992 and for the years ended September 30, 1993, 1992 and 1991 and its report dated January 29, 1993 on the consolidated financial statements of the Company as of September 30, 1992, 1991 and 1990 were modified with respect to uncertainties related to litigation. The 1993 Report also included an explanatory paragraph with respect to the substantial doubt existing about the ability of the Company to continue as a going concern.

         Following the change in management discussed above, the new Board of Directors dismissed J.H. Cohn & Company effective March 31, 1994.

         C. Williams & Associates, P.C. ("C. Williams") acted as the independent accountants of the Company for the fiscal year 1994. The report of C. Williams with respect to the 1994 fiscal year financial statements included an explanatory paragraph with respect to the substantial doubt existing about the ability of the Company to continue as a going concern due to its recurring net losses, negative cash flows from operating activities since its inception, limited liquid resources, negative working capital and its primary operating subsidiary filing for protection under Chapter 11 of the U.S. Bankruptcy Code.

         During 1994 and to the date of dismissal there were no disagreements with C. Williams on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of C. Williams, would have caused C. Williams to make a reference to the subject matter of the disagreement in connection with its report. Following the change in Chief Financial Officer in July 1995 C. Williams was dismissed effective November 8, 1995. On January 29, 1996, the Texas State Board of Public Accountancy made a determination that the firm of C. Williams was not properly licensed to practice public accounting in Texas, retroactive back to March 2, 1995.

         The firm of C. Williams performed an audit of the Company's financial statements for the year ended September 30, 1994 and issued its report on that audit on February 5, 1995, which is prior to the revocation of Mr. Williams' license on March 2, 1995.

         Article 2 of Regulation S-X provides that, after March 2, 1995, the firm of C. Williams is not qualified to practice before the Commission. Shareholders continue to retain legal rights to sue and recover damages from C. Williams, for material misstatements or omissions, if any, in the financial statements.

         Should C. Williams dissolve under the laws of Texas, its state of incorporation, the rights of the shareholders to sue and recover damages from C. Williams and its directors, officers and shareholders would be determined by the laws of the State of Texas governing the dissolution of Texas professional corporations or possibly federal securities laws or the laws of the forum where such shareholders reside.

         The Report of Raimondo, Pettit & Glassman with respect to the 1995 and 1996 fiscal years financial statements included an explanatory paragraph with respect to the substantial doubt existing about the ability of the Company to continue as a going concern due to its recurring net losses, negative cash flows from operating activities since its inception, limited liquid resources, negative working capital and its primary operating subsidiary filing for protection under Chapter 7 of the Bankruptcy Code.

         No accounting firm has been selected or recommended to shareholders for the fiscal year 1997 because the Company expects to commence operations through its new wholly-owned subsidiary, National

                                                     [NUOGAM\MIN:97ANSTM1.CLN]-4

Pools Corporation, in a new line of business involving lottery pools and the Company anticipates retaining a Big-6 accounting firm with substantial experience in auditing businesses in the lottery industry. Such firm has not been identified given the uncertainties regarding the commencement of such operations and the need for funding to support such operations as explained in Proposal 1.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THE NAMED NOMINEES UNLESS INSTRUCTIONS ARE GIVEN TO THE CONTRARY.

PROPOSAL NO. 4:  OTHER BUSINESS

                  The Board of Directors knows of no matter to come before the stockholders meeting other than as specified in this Proxy Statement. If other business should, however, be properly brought before such meeting, the persons voting the proxies will vote them in accordance with their best judgment.

THE BOARD OF DIRECTORS OF NUOASIS GAMING, INC. UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SHAREHOLDERS FOR VOTE THEREON.

Annual, Quarterly and Current Reports

         Copies of the Company's Annual Report on Form 10-KSB/A for the fiscal year ended June 30, 1996 and Quarterly Report on Form 10Q-SB for the quarter ended September 30, 1996 accompany this Proxy Statement. Form 8-K reporting the acquisition of National Pools Corporation also accompanys this Proxy Statement.

Shareholder Proposals

         Any stockholder proposal to be presented at the next Annual Meeting which is expected to be held in December 1997 must reviewed by the Company at its principal office at the address listed on page thereof no later than July 31, 1997.

         THE STOCKHOLDERS ARE URGED TO COMPLETE, SIGN, AND RETURN PROMPTLY THE ACCOMPANYING PROXY CARD.

                                        By Order of the Board of Directors,

                                        /s/  JOHN D. DESBROW
                                        ---------------------------------------
                                             John D. Desbrow
                                             Secretary

Irvine, California
January 14, 1997

                                                     [NUOGAM\MIN:97ANSTM1.CLN]-4